UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2011

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35239	20-8874704
(Commission File Number)	(I.R.S. Employer Identification No.)

3480 West 12th Street Houston, Texas	77008
(Address of Principal Executive Offices)	(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2011, Francesca’s Collections, Inc. (the “Borrower”), an indirect, wholly owned subsidiary of Francesca’s Holdings Corporation (the “Registrant”) entered into an Amended and Restated Credit Agreement together with Francesca’s LLC (“Parent”), the other guarantors party thereto (together with Parent, the “Guarantors”), the lenders party thereto, Royal Bank of Canada, as Administrative Agent and as Collateral Agent, and KeyBank National Association, as Syndication Agent (the “Amended and Restated Credit Agreement”). The Amended and Restated Credit Agreement provides that the Borrower’s obligations under the Amended and Restated Credit Agreement are guaranteed by the Guarantors and are secured by substantially all of the property and assets of the Borrower and the Guarantors, subject to certain exceptions.

The Amended and Restated Credit Agreement provides for a $65,000,000 revolving credit facility which is scheduled to terminate on July 27, 2016. Loans made pursuant to the Amended and Restated Credit Agreement (the “Revolving Loans”) will bear interest at a rate per annum equal to LIBOR (subject to a floor of 1.50%) plus a margin from 2.25% to 3.25%, which will vary based on certain performance metrics.

The proceeds of the initial borrowing of Revolving Loans, in an amount of $41.0 million were used, together with the net proceeds of the Registrant’s initial public offering, to repay all $91.4 million of the outstanding loans under the Borrower’s previous senior secured credit facility and, going forward, may be used for working capital and other general corporate purposes.

Section 2—Financial Information

Item 2.03 Creation of a Direct Financial Obligation.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of July 27, 2011, among Borrower, Parent, the Guarantors, the lenders party thereto, Royal Bank of Canada, as Administrative Agent and as Collateral Agent, and KeyBank National Association, as Syndication Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: July 29, 2011	By:	/S/ KAL MALIK
Kal Malik
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, dated as of July 27, 2011, among Borrower, Parent, the Guarantors, the lenders party thereto, Royal Bank of Canada, as Administrative Agent and as Collateral Agent, and KeyBank National Association, as Syndication Agent.